EXHIBIT 24 TO FORM 10-K UMB FINANCIAL CORPORATION Power of Attorney

Each person whose signature appears below hereby constitutes and appoints R. Crosby Kemper, R. Crosby Kemper III and Peter J. Genovese his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to file this report the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE AND NAME	CAPACITY	DATE

/s/ PAUL D. BARTLETT Paul D. Bartlett, Jr.	Director	January 18, 2001
/s/ THOMAS E. BEAL Thomas E. Beal	Director	January 18, 2001
H. Alan Bell	Director
/s/ WILLIAM L. BISHOP William L. Bishop	Director	January 18, 2001
/s/ DAVID R. BRADLEY David R. Bradley	Director	January 18, 2001
/s/ NEWTON A. CAMPBELL Newton A. Campbell	Director	January 18, 2001
/s/ TIMOTHY M. CONNEALY Timothy M. Connealy	Chief Financial Officer	January 18, 2001
William Terry Fuldner	Director
/s/ PETER J. GENOVESE Peter J. Genovese	Director, President	January 18, 2001
Jack T. Gentry	Director
Richard Harvey	Director
/s/ C. N. HOFFMAN, III C. N. Hoffman, III	Director	January 18, 2001
Alexander C. Kemper	Director
/s/ R. CROSBY KEMPER R. Crosby Kemper	Director, Senior Chairman	January 18, 2001
/s/ R. CROSBY KEMPER III R. Crosby Kemper III	Director, Chairman & CEO	January 18, 2001
Daniel N. League, Jr	Director
Tom J. McDaniel	Director
/s/ WILLIAM J. MCKENNA William J. McKenna	Director	January 18, 2001
/s/ JOHN H. MIZE, JR. John H. Mize, Jr.	Director	January 18, 2001
/s/ MARY LYNN OLIVER Mary Lynn Oliver.	Director	January 18, 2001
/s/ ROBERT W. PLASTER Robert W. Plaster	Director	January 18, 2001
/s/ KRIS A. ROBBINS Kris A. Robbins	Director	January 18, 2001
/s/ ALAN W. ROLLEY Alan W. Rolley	Director	January 18, 2001
/s/ THOMAS D. SANDERS Thomas D. Sanders	Director	January 18, 2001
/s/ L. JOSHUA SOSLAND L. Joshua Sosland	Director	January 18, 2001
/s/ HERMAN R. SUTHERLAND Herman R. Sutherland	Director	January 18, 2001
/s/ PAUL UHLMANN III Paul Uhlmann III	Director	January 18, 2001
/s/ E. JACK WEBSTER E. Jack Webster	Director	January 18, 2001
Jon Welfad	Director
/s/ JOHN E. WILLIAMS John E. Williams	Director	January 18, 2001
/s/ THOMAS J. WOOD III Thomas J. Wood III	Director	January 18, 2001